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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent pubic accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                                ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
January 27, 1997